Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2026 RESULTS

Third Quarter 2026 Highlights
◾
Net sales increase 15.1% to $1,221 million; organic sales increase 14.5% led by volume growth
◾
Operating income margin increases to 17.3% and adjusted operating income margin increases to 18.0%
◾
EPS increases 19% to $2.63 and adjusted EPS increases 21% to $2.98
◾
Cash flows from operations of $216 million; 107% cash conversion
◾
Returned $143 million to shareholders through dividends and share repurchases

CLEVELAND, Tuesday, October 27, 2026 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2026 net income of $144.3 million, or diluted earnings per share (EPS) of $2.63, which includes special item after-tax net charges of $19.3 million, or $0.35 EPS. This compares with prior year period net income of $122.6 million, or $2.21 EPS, which included special item after-tax net charges of $14.6 million, or $0.26 EPS. Excluding special items, third quarter 2026 adjusted net income was $163.6 million, or $2.98 adjusted EPS. This compares with adjusted net income of $137.2 million, or $2.47 adjusted EPS, in the prior year period.

Third quarter 2026 sales increased 15.1% to $1,221.3 million reflecting a 14.5% increase in organic sales, a 0.5% benefit from acquisitions and a 0.1% favorable foreign exchange. Operating income for the third quarter 2026 was $211.4 million, or 17.3% of sales. This compares with operating income of $176.7 million, or 16.6% of sales, in the prior year period. Excluding special items, adjusted operating income was $220.0 million, or 18.0% of sales, as compared with $184.6 million, or 17.4% of sales, in the prior year period.

“We achieved strong third quarter results led by higher volumes, an increase in our adjusted operating income margin, and record adjusted earnings per share,” said Steven B. Hedlund, Chairman and Chief Executive Officer. “Our performance underscores the agility of our global team who are focused on supporting customers, diligently managing inflationary headwinds, and accelerating RISE strategy initiatives and investments to optimize long-term value for all our stakeholders.”

Nine Month 2026 Summary

Net income for the nine months ended September 30, 2026 was $439.2 million, or $7.97 EPS, which includes special item after-tax net charges of $24.1 million, or $0.44 EPS. This compares with prior year period net income of $384.5 million, or $6.86 EPS, which included special item after-tax net charges of $20.2 million, or $0.36 EPS. Excluding special items, adjusted net income for the nine months ended September 30, 2026 was $463.3 million, or $8.41 EPS. This compares with adjusted net income of $404.7 million, or $7.22 adjusted EPS, in the prior year period.

Sales increased 12.9% to $3,562.4 million in the nine months ended September 30, 2026 primarily reflecting a 10.9% increase in organic sales, a 1.2% benefit from acquisitions, and 0.8% favorable foreign exchange. Operating income for the nine months ended September 30, 2026 was $618.2 million, or 17.4% of sales. This compares with operating income of $533.7 million, or 16.9% of sales, in the prior year period. Excluding special items, adjusted operating income was $633.1 million, or 17.8% of sales, as compared with $549.1 million, or 17.4% of sales, in the prior year period.

Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.87 per share, or $3.48 per share on an annualized basis, a 10.1% increase from the prior quarterly cash dividend. The declared quarterly cash dividend of $0.87 per share is payable January 15, 2027 to shareholders of record as of December 31, 2026.

Webcast Information

This earnings release and supplemental information is available under the Investor Relations section of our website. A call to discuss third quarter 2026 financial results will be webcast live today, October 27, 2026, at 10:00 a.m., Eastern Time. Participants can access the call in listen-only mode here and at https://ir.lincolnelectric.com. To participate

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2026 RESULTS

via telephone, please dial (833) 461-5787 (domestic) or (626) 884-3620 (international) and use confirmation code 984927045. A replay of the earnings call will be available on the Company's website later today.

About Lincoln Electric

Lincoln Electric is a high-performance industrial machinery and technology leader who helps customers manufacture and maintain vital equipment and infrastructure. Lincoln Electric’s innovative solutions enable higher quality and productivity across a variety of processes including welding, cutting, brazing, machining, process automation and field repair. The Company leverages proprietary technologies and expertise in materials science, power electronics, automation and intelligent software to help customers build better and achieve resilience in their operations. Headquartered in Cleveland, Ohio, Lincoln Electric is the essential ‘Linc’ that keeps the economy running. The Company operates 71 manufacturing and automation facilities across 20 countries and serves customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Free cash flow, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2026	% of Sales	2025	% of Sales	$	%
Net sales	$1,221,281	100.0%	$1,061,227	100.0%	$160,054	15.1%
Cost of goods sold	796,250	65.2%	671,916	63.3%	(124,334)	(18.5)%
Gross profit	425,031	34.8%	389,311	36.7%	35,720	9.2%
Selling, general & administrative expenses	205,802	16.9%	206,823	19.5%	1,021	0.5%
Rationalization and asset impairment net charges	7,853	0.6%	5,831	0.5%	(2,022)	(34.7)%
Operating income	211,376	17.3%	176,657	16.6%	34,719	19.7%
Interest expense, net	11,346	0.9%	13,648	1.3%	2,302	16.9%
Other income	3	—	2,986	0.3%	(2,983)	(99.9)%
Income before income taxes	200,033	16.4%	165,995	15.6%	34,038	20.5%
Income taxes	55,687	4.6%	43,367	4.1%	(12,320)	(28.4)%
Effective tax rate	27.8%		26.1%		(1.7)%
Net income	$144,346	11.8%	$122,628	11.6%	$21,718	17.7%

Basic earnings per share	$2.65		$2.23		$0.42	18.8%
Diluted earnings per share	$2.63		$2.21		$0.42	19.0%
Weighted average shares (basic)	54,408		55,097
Weighted average shares (diluted)	54,873		55,574

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2026	% of Sales	2025	% of Sales	$	%
Net sales	$3,562,378	100.0%	$3,154,288	100.0%	$408,090	12.9%
Cost of goods sold	2,289,219	64.3%	1,993,982	63.2%	(295,237)	(14.8)%
Gross profit	1,273,159	35.7%	1,160,306	36.8%	112,853	9.7%
Selling, general & administrative expenses	641,484	18.0%	614,349	19.5%	(27,135)	(4.4)%
Rationalization and asset impairment net charges	13,497	0.4%	12,238	0.4%	(1,259)	(10.3)%
Operating income	618,178	17.4%	533,719	16.9%	84,459	15.8%
Interest expense, net	37,241	1.0%	38,394	1.2%	1,153	3.0%
Other income	332	—	7,464	0.2%	(7,132)	(95.6)%
Income before income taxes	581,269	16.3%	502,789	15.9%	78,480	15.6%
Income taxes	142,022	4.0%	118,278	3.7%	(23,744)	(20.1)%
Effective tax rate	24.4%		23.5%		(0.9)%
Net income	$439,247	12.3%	$384,511	12.2%	$54,736	14.2%

Basic earnings per share	$8.04		$6.92		$1.12	16.2%
Diluted earnings per share	$7.97		$6.86		$1.11	16.2%
Weighted average shares (basic)	54,630		55,567
Weighted average shares (diluted)	55,098		56,020

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2026	December 31, 2025
Cash and cash equivalents	$283,237	$308,789
Accounts receivable, net	603,307	538,791
Inventories	699,380	633,364
Total current assets	1,826,187	1,739,512
Property, plant and equipment, net	747,619	702,762
Total assets	3,893,630	3,777,577
Trade accounts payable	463,738	364,934
Total current liabilities (1)	955,713	956,691
Long-term debt, less current portion	1,149,969	1,150,228
Total equity	1,554,721	1,469,794

Operating Working Capital	September 30, 2026	December 31, 2025
Average operating working capital to Net sales (2)	16.6%	17.9%

Invested Capital	September 30, 2026	December 31, 2025
Short-term debt (1)	$—	$143,780
Long-term debt, less current portion	1,149,969	1,150,228
Total debt	1,149,969	1,294,008
Total equity	1,554,721	1,469,794
Invested capital	$2,704,690	$2,763,802

Total debt / invested capital	42.5%	46.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating income as reported	$211,376	$176,657	$618,178	$533,719
Special items (pre-tax):
Rationalization and asset impairment net charges (2)	7,853	5,831	13,497	12,238
Transaction costs (3)	765	452	1,433	1,683
Amortization of step up in value of acquired inventories (4)	—	1,622	—	1,482
Adjusted operating income (1)	$219,994	$184,562	$633,108	$549,122
As a percent of net sales	18.0%	17.4%	17.8%	17.4%

Net income as reported	$144,346	$122,628	$439,247	$384,511
Special items:
Rationalization and asset impairment net charges (2)	7,853	5,831	13,497	12,238
Transaction costs (3)	765	452	1,433	1,683
Amortization of step up in value of acquired inventories (4)	—	1,622	—	1,482
Tax effect of Special items (5) (6)	10,669	6,685	9,134	4,772
Adjusted net income (1)	163,633	137,218	463,311	404,686
Interest expense, net	11,346	13,648	37,241	38,394
Income taxes as reported	55,687	43,367	142,022	118,278
Tax effect of Special items (5) (6)	(10,669)	(6,685)	(9,134)	(4,772)
Adjusted EBIT (1)	$219,997	$187,548	$633,440	$556,586

Effective tax rate as reported	27.8%	26.1%	24.4%	23.5%
Net special item tax impact	(6.2)%	(5.0)%	(2.1)%	(1.6)%
Adjusted effective tax rate (1)	21.6%	21.1%	22.3%	21.9%

Diluted earnings per share as reported	$2.63	$2.21	$7.97	$6.86
Special items per share	0.35	0.26	0.44	0.36
Adjusted diluted earnings per share (1)	$2.98	$2.47	$8.41	$7.22

Weighted average shares (diluted)	54,873	55,574	55,098	56,020

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2026 and 2025 net charges primarily relate to rationalization plans within Americas Welding and International Welding.

(3) Transaction costs primarily relate to acquisitions and are included in Selling, general & administrative expenses.

(4)	Costs relate to acquisitions and are included in Cost of goods sold.

(5) During the third quarter of 2026, the Company determined that certain foreign earnings may be repatriated and recognized approximately $12,977 of related income tax expense. During the third quarter of 2025, the Company recognized tax expense of approximately $8,800, reflecting the cumulative impact of the OBBBA provisions.

(6)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2026	2025
Net income as reported	$575,269	$524,740
Plus: Interest expense (after-tax)	42,191	43,488
Less: Interest income (after-tax)	4,405	6,181
Net operating profit after taxes	$613,055	$562,047
Special Items:
Rationalization and asset impairment net charges	19,458	16,776
Transaction costs	2,489	4,174
Pension settlement net charges (gains)	719	(174)
Amortization of step up in value of acquired inventories	2,482	3,034
Tax effect of Special items (2)	9,539	2,117
Adjusted net operating profit after taxes (1)	$647,742	$587,974

Invested Capital	September 30, 2026	September 30, 2025
Short-term debt	$—	$88,203
Long-term debt, less current portion	1,149,969	1,150,315
Total debt	1,149,969	1,238,518
Total equity	1,554,721	1,414,633
Invested capital	$2,704,690	$2,653,151

Return on invested capital as reported	22.7%	21.2%
Adjusted return on invested capital (1)	23.9%	22.2%
(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

	Three Months Ended		Nine Months Ended September 30,
Cash Conversion	2026	2025	2026	2025
Net cash provided by operating activities	$215,757	$236,687	$571,691	$566,208
Capital expenditures	(41,219)	(31,636)	(111,819)	(84,028)
Free cash flow (1)	$174,538	$205,051	$459,872	$482,180

Adjusted net income	$163,633	$137,218	$463,311	$404,686

Cash conversion (1)	107%	149%	99%	119%

(1)	Free cash flow and cash conversion are non-GAAP financial measures. Refer to Non-GAAP Information section.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$144,346	$122,628
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	26,431	24,744
Deferred income taxes	14,024	97,737
Other non-cash items, net	3,011	1,904
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(18,011)	61,638
Increase in inventories	(10,854)	(39,574)
Decrease (increase) in other current assets	93	(62,642)
Increase in trade accounts payable	16,890	22,463
Increase in other current liabilities	47,530	9,879
Net change in other long-term assets and liabilities	(7,703)	(2,090)
NET CASH PROVIDED BY OPERATING ACTIVITIES	215,757	236,687

INVESTING ACTIVITIES:
Capital expenditures	(41,219)	(31,636)
Acquisition of businesses, net of cash acquired	—	(104,346)
Proceeds from sale of property, plant and equipment	4,595	1,177
NET CASH USED BY INVESTING ACTIVITIES	(36,624)	(134,805)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	—	82,884
Payments on long-term borrowings	—	(100,000)
Proceeds from exercise of stock options	2,304	3,667
Purchase of shares for treasury	(99,397)	(52,664)
Cash dividends paid to shareholders	(43,223)	(41,572)
NET CASH USED BY FINANCING ACTIVITIES	(140,316)	(107,685)

Effect of exchange rate changes on Cash and cash equivalents	1,977	(681)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	40,794	(6,484)
Cash and cash equivalents at beginning of period	242,443	299,481
Cash and cash equivalents at end of period	$283,237	$292,997

Cash dividends paid per share	$0.79	$0.75

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net income	$439,247	$384,511
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	78,409	72,990
Deferred income taxes	32,516	71,395
Other non-cash items, net	15,730	14,002
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(66,620)	9,430
Increase in inventories	(71,007)	(87,222)
Decrease (increase) in other current assets	18,242	(66,050)
Increase in trade accounts payable	100,106	90,555
Increase in other current liabilities	36,242	78,458
Net change in other assets and liabilities	(11,174)	(1,861)
NET CASH PROVIDED BY OPERATING ACTIVITIES	571,691	566,208

INVESTING ACTIVITIES:
Capital expenditures	(111,819)	(84,028)
Acquisition of businesses, net of cash acquired	140	(136,655)
Proceeds from sale of property, plant and equipment	5,851	6,408
NET CASH USED BY INVESTING ACTIVITIES	(105,828)	(214,275)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(143,889)	77,678
Payments on long-term borrowings	—	(100,169)
Proceeds from exercise of stock options	10,863	10,061
Purchase of shares for treasury	(232,189)	(286,488)
Cash dividends paid to shareholders	(130,689)	(126,476)
NET CASH USED BY FINANCING ACTIVITIES	(495,904)	(425,394)

Effect of exchange rate changes on Cash and cash equivalents	4,489	(10,804)
DECREASE IN CASH AND CASH EQUIVALENTS	(25,552)	(84,265)
Cash and cash equivalents at beginning of period	308,789	377,262
Cash and cash equivalents at end of period	$283,237	$292,997

Cash dividends paid per share	$2.37	$2.25

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2026
Net sales	$801,264	$226,904	$193,113	$—	$1,221,281
Inter-segment sales	25,959	6,502	3,977	(36,438)	—
Total sales	$827,223	$233,406	$197,090	$(36,438)	$1,221,281

Net income					$144,346
As a percent of total sales					11.8%

EBIT (1)	$164,935	$17,742	$34,063	$(5,361)	$211,379
As a percent of total sales	19.9%	7.6%	17.3%		17.3%
Special items charges (3)	1,612	6,224	17	765	8,618
Adjusted EBIT (2)	$166,547	$23,966	$34,080	$(4,596)	$219,997
As a percent of total sales	20.1%	10.3%	17.3%		18.0%

Three months ended September 30, 2025
Net sales	$691,794	$219,629	$149,804	$—	$1,061,227
Inter-segment sales	30,058	9,830	3,441	(43,329)	—
Total sales	$721,852	$229,459	$153,245	$(43,329)	$1,061,227

Net income					$122,628
As a percent of total sales					11.6%

EBIT (1)	$127,240	$23,059	$27,762	$1,582	$179,643
As a percent of total sales	17.6%	10.0%	18.1%		16.9%
Special items charges (4)	4,375	2,762	316	452	7,905
Adjusted EBIT (2)	$131,615	$25,821	$28,078	$2,034	$187,548
As a percent of total sales	18.2%	11.3%	18.3%		17.7%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)	Special items in 2026 primarily reflect Rationalization and asset impairments net charges of $1,612 in Americas Welding, $6,224 in International Welding and $17 in The Harris Products Group, as well as transaction costs of $765 in Corporate/Eliminations.
(4)	Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $4,150 in Americas Welding, $1,365 in International Welding and $316 in The Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $1,397 in International Welding, as well as transaction costs of $452 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2026
Net sales	$2,281,927	$697,231	$583,220	$—	$3,562,378
Inter-segment sales	91,572	19,873	13,613	(125,058)	—
Total sales	$2,373,499	$717,104	$596,833	$(125,058)	$3,562,378

Net income					$439,247
As a percent of total sales					12.3%

EBIT (1)	$448,913	$62,945	$117,120	$(10,468)	$618,510
As a percent of total sales	18.9%	8.8%	19.6%		17.4%
Special items charges (3)	3,197	10,278	22	1,433	14,930
Adjusted EBIT (2)	$452,110	$73,223	$117,142	$(9,035)	$633,440
As a percent of total sales	19.0%	10.2%	19.6%		17.8%

Nine months ended September 30, 2025
Net sales	$2,041,631	$671,514	$441,143	$—	$3,154,288
Inter-segment sales	103,821	24,303	12,535	(140,659)	—
Total sales	$2,145,452	$695,817	$453,678	$(140,659)	$3,154,288

Net income					$384,511
As a percent of total sales					12.2%

EBIT (1)	$386,313	$73,658	$83,711	$(2,499)	$541,183
As a percent of total sales	18.0%	10.6%	18.5%		17.2%
Special items charges (4)	7,415	5,725	580	1,683	15,403
Adjusted EBIT (2)	$393,728	$79,383	$84,291	$(816)	$556,586
As a percent of total sales	18.4%	11.4%	18.6%		17.6%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)	Special items in 2026 primarily reflect Rationalization and asset impairments net charges of $3,197 in Americas Welding, $10,278 in International Welding and $22 in The Harris Products Group. In addition, there were transaction costs of $1,433 in Corporate/Eliminations.
(4)	Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $7,190 in Americas Welding, $4,468 in International Welding and $580 in The Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $1,257 in International Welding, as well as transaction costs of $1,683 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2025	Volume	Price	Acquisitions	Exchange	2026
Operating Segments
Americas Welding	$691,794	$91,589	$16,390	$—	$1,491	$801,264
International Welding	219,629	(3,039)	5,287	5,071	(44)	226,904
The Harris Products Group	149,804	4,460	38,469	—	380	193,113
Consolidated	$1,061,227	$93,010	$60,146	$5,071	$1,827	$1,221,281

% Change
Americas Welding		13.2%	2.4%	—	0.2%	15.8%
International Welding		(1.4)%	2.4%	2.3%	—	3.3%
The Harris Products Group		3.0%	25.7%	—	0.2%	28.9%
Consolidated		8.8%	5.7%	0.5%	0.1%	15.1%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2025	Volume	Price	Acquisitions	Exchange	2026
Operating Segments
Americas Welding	$2,041,631	$138,658	$91,550	$—	$10,088	$2,281,927
International Welding	671,514	(35,601)	9,360	37,058	14,900	697,231
The Harris Products Group	441,143	(9,898)	147,705	—	4,270	583,220
Consolidated	$3,154,288	$93,159	$248,615	$37,058	$29,258	$3,562,378

% Change
Americas Welding		6.8%	4.5%	—	0.5%	11.8%
International Welding		(5.3)%	1.4%	5.5%	2.2%	3.8%
The Harris Products Group		(2.2)%	33.5%	—	0.9%	32.2%
Consolidated		3.0%	7.9%	1.2%	0.8%	12.9%